Exhibit 4.1

NUMBER

RD

The Series D Preferred Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as provided in the Declaration of Trust (defined below), no Person may (i) Beneficially or Constructively Own Common Shares in excess of 8.3% (or such other percentage as may be determined by the Board of Trustees) of the number of outstanding Common Shares, unless such Person is the Excluded Holder (in which case the Excluded Holder Limit shall be applicable); (ii) Beneficially or Constructively Own Preferred Shares of any series of Preferred Shares in excess of 9.8% of the number of outstanding Preferred Shares of such series; (iii) Beneficially Own Equity Shares that would result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution); (iv) Beneficially Own Equity Shares that would result in the Trust being “closely held” under Section 856(h) of the Code; or (v) Constructively Own Equity Shares that would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust’s real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially or Constructively Own shares of Equity Shares in excess of the above limitations must immediately notify the Trust in writing. If any restrictions above are violated, the Equity Shares represented hereby will be transferred automatically to a Share Trust and shall be designated Shares-in-Trust to a trustee of a trust for the benefit of one or more charitable beneficiaries. In addition, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Declaration of Trust (defined below), a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. Such requests must be made to the secretary of the Trust at its principal office or to the transfer agent.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF OCTOBER 1, 2012, AS AMENDED AND MODIFIED FROM TIME TO TIME (THE “PURCHASE AGREEMENT”), AND THE ISSUER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE

SHARES

RAIT FINANCIAL TRUST

SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

PAR VALUE $.01 PER SHARE

CUSIP 749227 70 8

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

(the “Holder”) is the owner of

SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES

of beneficial interest (the “Series D Preferred Shares”) of RAIT FINANCIAL TRUST (the “Trust”), a statutory real estate investment trust formed under the laws of the State of Maryland, representing undivided beneficial interests in the Trust. Subject to the restrictions set forth in Article VII of the declaration of trust of the Trust, as previously amended and as the same may be further amended, corrected or supplemented from time to time (the “Declaration of Trust”) and the Purchase Agreement, the Series D Preferred Shares are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.

The designations, preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption of the Series D Preferred Shares are set forth in, and this certificate and the Series D Preferred Shares represented hereby are issued and shall in all respects be subject to the terms and provisions of, the

Declaration of Trust.

Upon receipt of this certificate, the Holder is bound by the Declaration of Trust and is entitled to the benefits thereunder.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Trust has caused this certificate to be signed in facsimile by its duly authorized officers.

Countersigned and Registered by:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

TRANSFER AGENT AND REGISTRAR

By:

AUTHORIZED SIGNATURE

RAIT FINANCIAL TRUST

CORPORATE SEAL 1997

MARYLAND

SECRETARY

CHAIRMAN OF THE BOARD,

CHIEF EXECUTIVE OFFICER AND PRESIDENT

THE TRUST WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS OR DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS WHICH THE TRUST IS AUTHORIZED TO ISSUE, OF THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF A PREFERRED OR SPECIAL CLASS IN A SERIES WHICH THE TRUST IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF A PREFERRED OR SPECIAL CLASS OF SHARES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE TRUST OR TO ITS TRANSFER AGENT.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – Custodian

(Cust) (Minor)

under Uniform Gifts to Minors Act

(State)

UNIF TRF MIN ACT – Custodian (until age )

(Cust)

under Uniform Transfers

(Minor)

to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

of the Series D Preferred Shares represented by the within Certificate, and do hereby irrevocably constitute(s) and appoint(s)

Attorney to transfer the said Series D Preferred Shares on the books of the Trust with full power of substitution in the premises.

Dated:

Assignor

Assignor

In presence of

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.